Exhibit 10.34

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”), dated as of June 23, 2026 (the “Effective Date”), is entered into by and between PRINCETON AVENUE HOLDINGS, LLC, a California limited liability company (the “Original Landlord”), and PRINCETON AVENUE HOLDINGS II, LLC, a California limited liability company (“Princeton II”, collectively with Original Landlord, as tenants in common, “Landlord”), and AEROVIRONMENT, INC., a Delaware corporation (“Tenant”).  Landlord and Tenant may hereinafter be referred to collectively as “the parties”.

RECITALS

A. Original Landlord and Tenant entered into that certain Lease dated March 28, 2018 (the “Original Lease”) whereby Landlord leased to Tenant and Tenant leased from Original Landlord premises designated as Suite 200 at 14501 Princeton Avenue, Moorpark, California, consisting of approximately ninety-four thousand two hundred eighty (94,280) square feet of floor area (the “Original Premises”).

B.Original Landlord and Tenant subsequently entered into that certain First Amendment to Lease dated October 26, 2018 (the “First Amendment”).

C.As a result of restructuring in the ownership of the Premises, the Premises are owned by both Original Landlord and Princeton II, as tenants in common, and are collectively “Landlord.”

D.Landlord and Tenant entered into that certain Second Amendment to Lease dated November 2, 2022 (the “Second Amendment”, and together with the Original Lease and First Amendment, referred to as the “Existing Lease”),

E.Landlord and Tenant now desire to enter into this Third Amendment in order extend the Term of the Lease.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Incorporation of Recitals and Definitions.  Capitalized terms used in this Third Amendment not otherwise defined shall have the meanings given such terms in the Existing Lease.  The Recitals are hereby incorporated herein by this reference.  In the event of any conflicts between the Existing Lease and this Third Amendment, the terms of this Third Amendment shall control.  The Existing Lease as modified by this Third Amendment shall be hereinafter referred to as “Lease.”

2.Extension of Term.  Landlord and Tenant agree and acknowledge that the Existing Lease is set to expire on March 31, 2027.  Provided that the Extension Requirements (as defined below) have been satisfied, notwithstanding anything to the contrary in the Existing Lease, the Term of the Existing Lease shall be extended for an additional thirty-six (36) month period (the “Extended Term”).  The Extended Term shall commence on April 1, 2027 (the “Extended Term Commencement Date”) and end on March 31, 2030 (the “Expiration Date”).  For purposes of this Section 2, the term “Extension Requirements” means that from the Effective Date until the Extended Term Commencement Date, (i) Tenant shall not have been in default beyond any applicable notice and cure periods and shall not then be in default beyond any applicable notice and cure periods under the Existing Lease, and (ii) Tenant shall not have assigned the Existing Lease and shall be in possession of the Premises.  From and after the Extended Term Commencement Date, references in the Existing Lease to the “Term” shall mean and refer to the Term of the Existing Lease as extended by the Extended Term.

3.As-Is/CASp Disclosure.

(a)As a prior occupant of the Premises, Tenant hereby accepts the Premises in “AS-IS” condition with all faults, and without any representation or warranty, including, without limitation, any warranty that may be implied in this Third Amendment or the Existing Lease, any warranty as to the condition of the Premises or compliance with law, or any warranty that the Premises are suitable for Tenant’s use, and  Landlord shall not be required to perform any improvements to the Premises and does not owe any allowance, free rent or similar concession to Tenant other than those obligations for which Landlord is already for under the Existing Lease (in connection with the extension of the Term contemplated herein or otherwise).

(b)As required by Section 1938(a) of the California Civil Code, Landlord discloses to Tenant that the Premises has not undergone inspection by a Certified Access Specialist ("CASp").  As required by Section 1938(e) of the California Civil Code, Landlord also states that: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."  As permitted by the quoted language above, it is agreed that: (i) any CASp inspection requested by Tenant shall be requested by Tenant within ten (10) days after the date on which this Third Amendment has been executed by Landlord and Tenant, (ii) Landlord shall be an intended third party beneficiary of the contract under which the inspection is to be performed and the contract shall otherwise comply with the provisions of the Lease applicable to Tenant contracts for construction; (iii) the CASp inspection shall be conducted (A) at Tenant's sole cost and expense, (B) by a CASp approved in advance by Landlord and only after ten (10) days' prior written notice to Landlord of the date of such CASp inspection, (C) in a manner reasonably satisfactory to Landlord, and (D) shall be addressed to, and, upon completion, promptly delivered to, Landlord and Tenant; (iv) the information in the inspection shall not be disclosed by Tenant to anyone other than contractors, subcontractors, and consultants of Tenant who have a need to know the information therein and who agree in writing not to further disclose such information; (v) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (vi) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the building located outside the Premises that are Landlord's obligation to repair under this Lease, then Landlord shall perform such improvements, alterations, modifications  and/or repairs as and to the extent required by applicable laws to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within ten (10) business days after Tenant's receipt of an invoice therefor from Landlord.

4.Base Rent.

Commencing on the Extended Term Commencement Date, Base Rent for the Premises during the Extended Term shall be as follows:

(i)For the period commencing on the Extended Term Commencement Date through the day immediately preceding the first day of the calendar month in which the first (1st) annual anniversary of the Extended Term Commencement Date occurs (the “1-Year Anniversary”);

$148,292.19 (per month);

(ii)For the period commencing on the 1-Year Anniversary through the day immediately preceding the first day of the calendar month in which the second (2nd) annual anniversary of the Extended Term Commencement Date occurs (the “2-Year Anniversary”);

(iii)For the period commencing on the 2-Year Anniversary through the Expiration Date.

$152,740.96 (per month); $157,323.18 (per month);

5.Extension Option.  Tenant shall have the right to extend the Term of the Lease (the “Extension Option”) solely with respect to the entire Premises, and in no event with respect to only a portion of the Premises, for one (1) period of eighty-four (84) months, (the “Option Term”), if Tenant (i) gives Landlord written notice of such election (the “Option Notice”) not earlier than thirty (30) months, and not later than twenty-four (24) months, prior to the Expiration Date, (ii) is not in default of any provision of the Lease beyond any applicable notice and cure periods on or prior to the Expiration Date, and (iii) is not in default of any provision of the Lease on the date of giving the applicable Option Notice.  The Base Rent attributable to the Premises during the Option Terms shall be equal to one hundred percent (100%) of the “Fair Market Rental Rate”, as defined below, provided that in no event shall Base Rent during the Option Terms be less than one hundred three percent (103%).  of the Base Rent attributable to the Premises immediately preceding the Expiration Date.

As used in this Section 5, the term “Fair Market Rental Rate” shall mean the fair market rental rate that would be agreed upon between a landlord and tenant entering into a renewal lease or new lease for comparable space with respect to build-out, location, configuration and size, in a comparable building for a comparable term, (A) assuming that the landlord and tenant are informed and well-advised and each is acting in what it considers its own best interests; and (B) taking into consideration all relevant factors, including such factors as the duration of the renewal term, and/or whether a broker’s commission or finder’s fee will be paid.

The Fair Market Rental Rate shall be determined as follows: Landlord and Tenant shall negotiate in good faith to determine the Base Rent for the applicable Option Term for a period of thirty (30) days after the date on which Landlord receives the Option Notice.  If Landlord and Tenant are unable to agree upon the Base Rent for the applicable Option Term within said 30-day period, then the Fair Market Rental Rate for the Premises shall be determined as follows: Within ten (10) business days of the expiration of such thirty (30) day period, Landlord and Tenant shall each hire and appoint a real estate broker licensed in California specializing in the field of office leasing in buildings similar to the Premises, having no fewer than ten (10) years’ experience in such field, and recognized as ethical and reputable within the field (each, an “Appraiser”).  Each party shall designate its Appraiser by written notice to the other party.  If either party shall fail to appoint its Appraiser within the period specified above (such party referred to hereinafter as the “failing party”), the other party may serve notice on the failing party requiring the failing party to appoint its Appraiser within ten (10) days of the giving of such notice and if the failing party shall not respond by appointment of its Appraiser within said ten (10) day period, then the Appraiser appointed by the other party shall be the sole Appraiser whose determination of the Fair Market Rental Rate shall be binding and conclusive upon Tenant and Landlord.  Following appointment of the Appraisers, the Appraisers will each submit their estimated Fair Market Rental Rate (a “Fair Market Determination”) to the other.  If Appraisers are unable to agree within thirty (30) days of the exchange of Fair Market Rental Rate estimates, then the Appraisers will elect a third Appraiser (the “Neutral Appraiser”) meeting the qualifications stated above and each of Landlord’s and Tenant’s Appraiser will present the Neutral Appraiser with his or her Fair Market Determination.  The Neutral Appraiser shall then select which of the two Fair Market Determinations previously submitted by the initial two Appraisers is closest to the Fair Market Rental Rate and shall not have the right to propose a different Fair Market Rental Rate.  The Neutral Appraiser must be a person who has not acted in any capacity for either Landlord or Tenant in the immediately prior ten (10) years, or their affiliates. The cost and expenses of the Neutral Appraiser shall be shared equally by Tenant and Landlord. The Fair Market Rental Rate of the Premises determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord.

All of the other terms and conditions of the Lease shall apply during the Option Terms (other than the further right to extend the Term beyond the Extension Options provided above, and any obligation to construct Landlord’s Work provided in the Lease, which shall be inapplicable).

The foregoing Extension Option(s) are personal to the named Tenant under this Lease, and shall not inure to the benefit of any assignee or subtenant unless otherwise agreed to in writing between the parties.  The Extension Option(s) shall be void and of no further effect if at any time the named Tenant under this Lease assigns this Lease or subleases any portion of the rentable square footage of the Premises unless otherwise agreed to in writing between the parties.

6.Confidentiality.  As a material condition to the effectiveness of this Third Amendment, Tenant hereby agrees, on behalf of itself and its directors, officers, employees, agents, representatives, advisors, successors and assigns (collectively, “Tenant Parties”), that the contents and terms of this Third Amendment shall remain strictly confidential and any of the Tenant Parties shall not directly or indirectly disclose, publish or otherwise reveal any of the contents or terms of this Third Amendment to any other person, party or entity without the specific prior written authorization of Landlord.  The foregoing obligations of the Tenant Parties shall be effective as of the date of this Third Amendment and shall remain in effect throughout the remainder of the Lease Term (including any extensions thereof).  Notwithstanding the foregoing, Tenant shall be permitted to disclose the contents and terms of this Third Amendment to: (i) affiliated companies, lenders, prospective lenders and prospective purchasers (including prospective purchases of the Tenant’s equity), provided that the recipient is advised of the confidential nature thereof and is bound to maintain the confidentiality of the same (subject to exclusions herein); and (ii) to the extent legally required by (a) any subpoena, court order, or other applicable administrative, regulatory or legal process or proceeding including, but not limited to, any applicable SEC filing requirements, or (b) any law or regulation, however only to the extent required by process, proceeding law or regulation, provided that the recipient, to the extent practicable, is advised of the confidential nature thereof.

7.Brokers.  Tenant warrants that no real estate brokerage firm or agent or other person can claim a right through its dealings with Tenant to a commission or finder's fee in connection with the negotiation of this Third Amendment and that no real estate commissions or finder's fees are payable in connection herewith.

8.Miscellaneous.

(a)Binding Effect.  The terms of this Agreement shall apply to, bind and inure to the benefit of the heirs, successors, executors, legal and personal representatives, administrators and assigns of the parties, as the case may be.
(b)Entire Agreement.  This Third Amendment constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether oral or in writing.
(c)Attorneys’ Fees.  If there is any legal action or proceeding to enforce or interpret any provision of this Third Amendment or to protect or establish any right or remedy of any party,  the prevailing party  may seek all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by such prevailing party in such action or proceeding, in enforcing such judgment, and in connection with any appeal from such judgment.
(d)Ratification.  Landlord and Tenant hereby ratify and confirm their respective rights and obligations under the Lease.  Except as specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof.  In the event of any conflict between the terms of the Lease and the terms of this Third Amendment, the terms of this Third Amendment shall control.

(e)Headings.  The headings to sections of this Agreement are for convenient reference only and shall not be used in interpreting this Third Amendment.
(f)Counterparts.  This Third Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.  This Third Amendment may be executed by a party's signature transmitted by facsimile ("fax") or email or by a party's electronic signature, and copies of this Third Amendment executed and delivered by means of faxed or emailed copies of signatures or originals of this Third Amendment executed by electronic signature shall have the same force and effect as copies hereof executed and delivered with original wet signatures.  The parties may rely upon faxed, emailed or electronic signatures as if such signatures were original wet signatures.  Any party executing and delivering this Third Amendment by fax or email shall promptly thereafter deliver a counterpart signature page of this Third Amendment containing said party's original signature.  The parties agree that a faxed or emailed signature page or an electronic signature may be introduced into evidence in any proceeding arising out of or related to this Third Amendment as if it were an original wet signature page.

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IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first written above.

,

HOLDINGS, LLC,

Nearon Enterprises, a California corporation

Designated Manager

By:
 Min Kim, President

HOLDINGS II, LLC,

Nearon Enterprises, a California corporation

Designated Manager

By:
 Min Kim, President

TENANT: AEROVIRONMENT, INC., a Delaware corporation By: /s/Deane Edelman Name: Deane Edelman Its: Vice President, Real Estate & Facility Operations

LANDLORD:

PRINCETON AVENUE HOLDINGS, LLC,

a California limited liability company

By:

Nearon Enterprises, a California corporation

Its:

Designated Manager

By: /s/Min Kim
 Min Kim, President

PRINCETON AVENUE HOLDINGS II, LLC,

a California limited liability company

By:

Nearon Enterprises, a California corporation

Its:

Designated Manager

By: /s/Min Kim
 Min Kim, President